Exhibit 8.1

AI OKTO CORP.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens,
3036 Limassol, Cyprus

October 20, 2026

Re: AI OKTO CORP.

Ladies and Gentlemen:

We have acted as counsel to AI OKTO CORP. (the “Company”) in connection with the preparation of the Company’s registration statement on Form F-3 (File No. 333- , as amended or supplemented from time to time, the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and offering by the Company in one or more public offerings of an aggregate of $500,000,000 of the Company’s securities, including the Company’s common shares, par value $0.001 per share (“Common Shares”), preferred share purchase rights, the Company’s preferred shares, par value $0.001 per share, debt securities of the Company, warrants to purchase the Company’s securities, purchase contracts to purchase the Company’s securities, rights to purchase the Company’s securities, depositary shares of the Company, and units comprised of any of the foregoing securities, along with the registration for resale of up to 3,206,185 Common Shares of the Company issued on October 8, 2026.

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)          the Registration Statement and the prospectus included therein (the “Prospectus”), including the Company’s registration statement on Form 20-F, filed with the Commission on September 9, 2026 and declared effective by the Commission on September 29, 2026 (the “20-F Registration Statement”) and the report on Form 6-K filed with the Commission on October 15, 2026 (the “6-K”), both the 20-F Registration Statement and the 6-K being incorporated by reference in the Registration Statement; and

(ii)         such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company, as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of public officials, directors and officers of the Company and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

We have reviewed the discussion set forth in the 20-F Registration Statement under the heading “Item 10. Additional Information—E. Taxation—U.S. Federal Income Taxation of U.S. Holders”. Based on the representations, covenants, assumptions, conditions and qualifications described in such section, and taking into account the fact that the discussions set forth in such section do not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Company’s common shares, and subject to the qualifications, limitations and assumptions set forth herein, we confirm that the discussions set forth in such section, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, constitute our opinion with respect to the material U.S. federal income tax consequences of the ownership and disposition of the Company’s common shares as of the date of the Registration Statement, and accurately state our views as to the tax matters discussed therein (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion). We express no opinion as to any U.S. federal income tax consequences other than the opinion set forth above. Except as set forth in the paragraph below concerning Marshall Islands tax considerations, we express no opinion with respect to tax consequences under any state, local, or non-U.S. tax law.

We have reviewed the discussion set forth in the Annual Report under the heading “Item 10. Additional Information—E. Taxation—Marshall Islands Tax Consequences”. Based on the facts as set forth in the Registration Statement and the Prospectus, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we confirm that the statements in such discussion, to the extent they constitute legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the Prospectus (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).

Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents and case law, and the law of the Republic of the Marshall Islands as in effect on the date hereof, any of which may be changed at any time with retroactive effect. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the discussion of this opinion in the Registration Statement, and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder (the “Rules”), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.

Very truly yours,

/s/ Watson Farley & Williams LLP

Watson Farley & Williams LLP